AMENDMENT #2 TO THE THIRD RESTATED AND AMENDED LOAN AND SECURITY AGREEMENT

November 23, 2004




JACO ELECTRONICS, INC. ("Jaco")
145 Oser Avenue
Hauppauge, NY  11778

NEXUS CUSTOM ELECTRONICS, INC. ("Nexus")
Prospect Street
Brandon, VT  05733

INTERFACE ELECTRONICS CORP. ("Interface")
124 Grove Street
Franklin, MA  02028

Gentlemen:

         Reference is made to the Third Restated and Amended Loan and Security Agreement in effect between GMAC Commercial Finance LLC, as successor by merger to GMAC Commercial Credit LLC, which was the successor in interest to BNY Financial Corporation ("GMAC"), as Agent and Lender, and PNC Bank, National Association ("PNC") as Lender and Co-Agent, and Jaco, Nexus and Interface, dated December 22, 2003, as supplemented and amended from time to time, (the "Agreement"). Reference is also made to Amendment #1, to the Agreement, dated September 20, 2004 (the "Amendment"). Both GMAC and PNC may hereinafter be referred to jointly as the "Lenders", and individually, as a "Lender" and GMAC may also be herein referred to as "Agent" when acting in such capacity, as the case may be and PNC may also herein be referred as "Co-Agent", as the case may be. Initially capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement. Jaco, Nexus and Interface may hereinafter and in the Agreement, be referred to jointly and severally as "Debtors", and each individually as a "Debtor".

         It is hereby agreed, among the parties to the Agreement, that the Agreement and the Amendment are hereby amended effective as of the date hereof, as follows:

1. The definition of "EBITDA" appearing in Section 1.2., of the Agreement,


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is hereby deleted, in its entirety, and replaced by the following definition:

                                    " "EBITDA" shall mean (i) for any period ending prior to October 1, 2004, earnings before interest, taxes, depreciation and amortization and (ii) for any period commencing on or after October 1, 2004, earnings minus any extraordinary gains, including any gains derived from the sale of assets of Nexus, before interest, taxes, depreciation and amortization."

               2.   The definition of "Fixed Charge Coverage Ratio" appearing in
                    Section 1.2., of the Agreement, is hereby deleted, in its entirety, and replaced by the following definition:

                                    " "Fixed Charge Coverage Ratio" shall mean, during any period, the ratio of (y) EBITDA (minus any extraordinary gains, including any gains derived from the sale of the assets of Nexus, for any period ending prior to October 1, 2004) minus unfunded Capital Expenditures, to (x) the sum of (i) interest, (ii) term debt repayments and other repayments of Indebtedness (other than Obligations under this Agreement), (iii) taxes due for such period, and (iv) required reductions of the Additional Availability Amount during such period."

               3. Section 6.12. of the Agreement is hereby deleted, in its entirety, and replaced by the following Section 6.12.:

                                    "6.12. Permanent Undrawn Availability .

                                           Maintain at all times (for all Loan
                                           Parties) an aggregate Undrawn
                                           Availability of $1, 500,000, provided
                                           however, that such Undrawn
                                           Availability may be reduced to $500,
                                           000 at all times on the later to
                                           occur of (i) 3-31-05 or (ii) the last
                                           day of the second consecutive fiscal
                                           quarter during which the Fixed Charge
                                           Coverage Ratio equals 1.1 to 1.0,
                                           calculated on a rolling four quarter
                                           basis."

               4. By their signatures below, Jaco, Nexus and Interface hereby ratify the Agreement (as hereby amended) and agree to be jointly and severally liable for all Obligations under the Agreement and agree that all of the outstanding amounts of the Loans under the Agreement, as of the date hereof, shall be valid and binding Obligations of each of them, and shall be deemed Obligations outstanding under the Agreement, and hereby agree and promise to repay to the Agent, for the benefit of the Lenders, such Obligations (including but not

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                    limited to all applicable  interest) in accordance  with the terms of the Agreement, but in no event, later than the Termination Date.

               5. By their signatures below, Jaco, Nexus and Interface hereby ratify and affirm to the Agent and the Lenders that as of the date hereof, they are in full compliance with all covenants under the Agreement (except as waived above), and certify (i) that all representations and warranties of the Agreement are true and accurate as of the date hereof, with the same effect as if they had been made as of the date hereof, (ii) no Default or Event of Default has occurred and is continuing, or would result from the execution, delivery and performance by Debtors, of this Amendment or the Agreement (as amended by this Amendment), except as specifically waived herein; (iii) each Debtor has full power, right and legal authority to execute, deliver and perform its obligations under this Amendment; (iv) each Debtor has taken all action necessary to authorize the execution and delivery of, and the performance of its obligations under this Amendment; and (v) this Amendment constitutes a legal, valid and binding obligation of each Debtor enforceable against such Debtor in accordance with its terms, and does not constitute a breach of any other agreement or understanding to which such Debtor is a party or by which its property is bound.

         Except as herein specifically amended, the Agreement shall remain in full force and effect in accordance with its original terms, except as previously amended.

         If the foregoing accurately reflects our understanding, kindly sign the enclosed copy of this letter and return it to our office as soon as practicable.

                                               Very truly yours,
                                               GMAC COMMERCIAL FINANCE LLC
                                               (as Agent and Lender)

                                               By:/s/ Daniel Murray
                                                     --------------------
                                              Title:   1st VP

AGREED AND ACCEPTED:
JACO ELECTRONICS, INC.              PNC BANK NATIONAL ASSOCIATION
                                   (as Lender)

By:/s/ Jeffrey D, Gash              By: /s/ Wing Louie
     ----------------------                ------------------
Title: CFO                          Title: VP


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NEXUS CUSTOM ELECTRONICS, INC.      INTERFACE ELECTRONICS CORP.

By:/s/ Jeffrey D, Gash              By:/s/ Jeffrey D, Gash
     ----------------------              ----------------------
Title: CFO                          Title: CFO